UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	000-30106	93-1269184
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (Zip Code)

Tel. (541) 686-8685

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 22, 2016, Pacific Continental Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., with respect to the sale of $35,000,000 of its 5.875% fixed-to-floating rate subordinated debentures due 2026 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Events

On June 22, 2016, the Company priced the public offerings of the Notes. The Notes are being issued pursuant to the Prospectus Supplement dated June 22, 2016 to the Prospectus dated May 16, 2016, filed as part of the Registration Statement on Form S-3 (File No. 333-210550). The Company estimates that the net proceeds from the offering and sale of the Notes will be approximately $34.1 million.

This Current Report on Form 8-K and press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated June 22, 2016, by and between the Company and Sandler O’Neill + Partners, L.P.

4.1	Indenture, dated as of June 27, 2016, by and between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee

4.2	First Supplemental Indenture, dated as of June 27, 2016, by and between the Company and Wells Fargo Bank, National Association, as Trustee, including the form of the 5.875% fixed-to-floating rate subordinated debentures due 2026 attached as Exhibit A thereto

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes

5.2	Opinion of White Summers Caffee & James, LLP regarding the legality of the Notes

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 filed herewith)

23.2	Consent of White Summers Caffee & James, LLP (included in Exhibit 5.2 filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2016

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Richard R. Sawyer
Richard R. Sawyer
Executive Vice President
Chief Financial Officer